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                                                                    EXHIBIT 3.1


                            CERTIFICATE OF FORMATION

                                       OF

                                   ALLOY LLC

                                  ------------

         This Certificate of Formation of Alloy LLC (the "LLC"), dated as of April 19, 2000, is being duly executed and filed by SBC Communications Inc., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101, et seq.).

         FIRST: The name of the limited liability company formed hereby is "Alloy LLC".

         SECOND: The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                    SBC COMMUNICATIONS INC.,
                                    as an authorized person

                                    /s/ James S. Kahan
                                    -------------------------------------------
                                    Name:  James S. Kahan
                                    Title: Senior Executive Vice President
                                           Corporate Development


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                            CERTIFICATE OF MERGER OF
                           DOMESTIC CORPORATION INTO
                       DOMESTIC LIMITED LIABILITY COMPANY


         Pursuant to Title 8, Section 264(e) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Limited Liability Company Act, the undersigned limited liability company executed the following certificate of Merger.

         1. The name of the surviving limited liability company is ALLOY LLC and the name of the corporation being merged into this surviving limited liability company is LAWRENCE ANDREW, INC.

         2. The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.

         3. The name of the surviving limited liability company is ALLOY LLC which is changing its name to CINGULAR WIRELESS LLC.

         4.       The merger is to become effective on November 1, 2000.

         5. The Agreement of Merger is on file at 1100 Peachtree Street, Atlanta, GA 30309, the place of business of the surviving limited liability company.

         6. A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

         IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, the 1st day of November, 2000.


                           By: /s/ Joacquin R. Carbonell
                               ------------------------------------------------
                           Name:     Joacquin R. Carbonell
                           Title:    Senior Vice President and General Counsel


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                            CERTIFICATE OF MERGER OF
                    FOREIGN LIMITED LIABILITY COMPANY INTO A
                       DOMESTIC LIMITED LIABILITY COMPANY


         Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned limited liability company executed the following certificate of Merger.

         1. The name of the surviving Limited Liability Company is CINGULAR WIRELESS LLC, a Delaware limited liability company.

         2. The name of the Limited Liability Company being merged into this surviving limited liability company is CINGULAR WIRELESS LLC. The jurisdiction in which this Limited Liability Company was formed is Florida.

         3. The Agreement of Merger has been approved and executed by both Limited Liability Companies.

         4. The name of the surviving limited liability Company is CINGULAR WIRELESS LLC.

         5. The executed Agreement of Merger is on file at 5565 Glenridge Connector, Glenridge Two, Atlanta, GA 30342, the principal place of business of the surviving limited liability company.

         6. A copy of the Agreement of Merger will be furnished by the surviving Limited Liability Company on request, without cost, to any member of the Limited Liability Company or any person holding an interest in any other business entity, which is to merge or consolidate.

         IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized person, the 21st day of February 2001.


                           By:    /s/ Carol L. Tacker
                                  ----------------------------------------
                           Name:  Carol L. Tacker
                           Title: Secretary of Cingular Wireless LLC, a
                                  Delaware limited liability company


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              Certificate of Amendment to Certificate of Formation

                                       of

                             CINGULAR WIRELESS LLC


         It is hereby certified that:

         1. The name of the limited liability company (hereinafter called the "limited liability company") is CINGULAR WIRELESS LLC.

         2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company's registered agent and registered office and by substituting in lieu thereof the following new statement:

         "The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808."

Executed on 3/1/01
        /s/ ELIZABETH A. MUSSELL
        ------------------------------------
        ELIZABETH A. MUSSELL
        ASSISTANT SECRETARY OF THE MANAGER